CHANGE IN CONTROL AGREEMENT
This Change in Control Agreement (this “Agreement”) is made this 24th day of October, 2017, by and between United Security Bancshares (the “Company”), a California corporation, and Porsche Saunders (“Executive”), an individual residing in the state of California, with reference to the following:
RECITAL
WHEREAS, it is in the best interests of the Company and Executive for the Company to provide Executive with severance compensation in the event there is a change in control of the Company or its wholly-owned subsidiary, United Security Bank (“Bank”), whereby Executive’s employment is terminated without Cause or Executive terminates his employment for Good Reason;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:
AGREEMENT
1.    Definitions. For purposes of this Agreement, and except as otherwise defined herein, the following terms shall have the following meanings:
“Board” means the Board of Directors of the Company.
    “Cause” means any of the following:
(A) Executive’s continued failure, either due to willful action or as a result of gross neglect, to substantially perform Executive’s duties and responsibilities to the Group (other than any such failure resulting from Executive’s incapacity due to physical or mental illness) that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to Executive by the Company, which notice specifies in reasonable detail the manner in which the Company believes Executive has not substantially performed Executive’s duties and responsibilities; or
(B) Executive’s engagement in conduct which is demonstrably and materially injurious to the Group, or that materially harms the reputation or financial position of the Group, unless the conduct in question was undertaken in good faith on an informed basis with due care and with a rational business purpose and based upon the honest belief that such conduct was in the best interests of the Group; or
(C) Executive’s indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude; or
(D) Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Executive admits or denies liability) where the conduct which is the subject of such action is demonstrably and materially injurious to the Group; or

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(E) Executive breaches Executive’s fiduciary duties to the Group which may reasonably be expected to have a material adverse effect on the Group; or
(F) Executive’s (i) obstructing or impeding, (ii) endeavoring to influence, obstruct or impede, or (iii) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Executive’s failure to waive attorney-client privilege relating to communications with Executive’s own attorney in connection with an Investigation shall not constitute “Cause;” or
(G) Executive removing, concealing, destroying, purposely withholding, altering or by any other means falsifying any material which is requested in connection with an Investigation; or
(H) Executive’s disqualification, bar, order or similar requirement by any governmental or self-regulatory authority from serving as an officer or director of any member of the Group or Executive’s loss of any governmental or self-regulatory license that is reasonably necessary for Executive to perform Executive’s responsibilities to the Group, if (i) the disqualification, bar or loss continues for more than thirty (30) days and (ii) during that period the Group uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Executive’s employment, Executive will serve in such executive officer capacity to whatever extent legally permissible and, if Executive’s employment is not permissible, Executive will be placed on leave (which will be paid to the extent legally permissible); or
(I) Executive’s unauthorized use or disclosure of confidential or proprietary information, or related materials, or the violation of any of the terms of the Company’s standard confidentiality policies and procedures, in either case which may reasonably be expected to have a material adverse effect on the Group and that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to Executive by the Company, which notice specifies in reasonable detail the alleged unauthorized use or disclosure or violation; or
(J) Executive’s violation of the Group’s (i) workplace violence policy or (ii) policies on discrimination, unlawful harassment or substance abuse.
For purposes of this definition, no act or omission by Executive will be “willful” unless it is made by Executive in bad faith or without a reasonable belief that Executive’s act or omission was in the best interests of the Group.
“Change in Control” means any transaction or series of related transactions as a result of which:
(A) The Company consummates a reorganization, merger or consolidation, or sale or other disposition of at least forty percent (40%) of its assets (each a “Business Combination”), in each case unless immediately following the consummation of such Business Combination all of the following conditions are satisfied:
(i) Persons, who, immediately prior to such Business Combination, were the beneficial owners of the Outstanding Voting Securities of the Company, beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, more than 50% of the combined

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voting power of the then Outstanding Voting Securities of the entity (the “Resulting Entity”) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);
(ii) no Person beneficially owns (within the meaning of Rule l3d-3), directly or indirectly, more than: (i) 50% of the then outstanding combined voting power of the Outstanding Voting Securities of the Resulting Entity, except to the extent that such Person’s beneficial ownership of the Company immediately prior to the Business Combination exceeded such threshold; and
(iii) at least one-half of the members of the board of directors of the Resulting Entity were members of the Board at the time the Board authorized the Company to enter into the definitive agreement providing for such Business Combination; and
(iv) the Company continues to own at least sixty percent (60%) of the assets it held immediately prior to the Business Combination (such percentage to be based on fair market value); or
(B) Any Person acquires beneficial ownership (within the meaning of Rule 13d-3) of more than 50% of the combined voting power (calculated as provided in Rule l3d-3 in the case of rights to acquire securities) of the then Outstanding Voting Securities of the Company; provided, however, that for purposes of this clause, the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or
(C) A majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of their appointment or election.
For purposes of this definition, the involuntary dissolution of the Bank by the regulatory authorities shall not be deemed a “Business Combination.”
“Good Reason” means the occurrence (without Executive’s written consent) of any of the following within the twelve (12)-month period following a Change in Control:
(A) The assignment of duties substantially inconsistent with Executive’s position, duties, and responsibilities (except in connection with a for Cause termination); or
(B) A 5% or greater reduction by the Group in Executive’s salary and benefits as in effect prior to the Change in Control; or
(C) The Group’s requiring Executive to be based anywhere other than within ten (10) miles of Fresno, California, exclusive of required travel on business.
    “Group” means the Company and its affiliates, including the Bank.

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“Outstanding Voting Securities” of any Person means the outstanding securities of such Person entitling the holders thereof to vote generally in the election of directors of such Person.
“Person” shall have the same meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, which definition shall include a “person” within the meaning of Section 13(d)(3) of the Exchange Act.
2.    Severance Payment. If within twelve (12) months following a Change in Control, including in anticipation of a Change in Control, any member of the Group terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, the Company will pay Executive a severance payment in an amount equal to the sum of (i) twelve (12) months of Executive’s base salary that is in effect at the time immediately preceding the termination of Executive’s employment without Cause or for Good Reason and (ii) the amount of the bonus paid to Executive by the Group for the preceding calendar year. Subject to the provisions of Section 3, such severance payment shall be paid in a lump sum to Executive within ten (10) days of the termination of Executive’s employment; provided, however that the severance payment may be subject to the reduction set forth below:
(i)    Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Group or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax (the “Excise Tax”) under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the amounts payable to Executive under this Agreement shall be reduced to the maximum amount as will result in no portion of the Payments being subject to such excise tax (the “Safe Harbor Cap”). For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable to Executive under this Agreement (and no other Payments) shall be reduced, unless consented to by Executive.
(ii)    All determinations required to be made under this Agreement shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company. Notwithstanding the foregoing, in the event (i) the Board shall determine prior to the Change in Control that the Accounting Firm is precluded from performing such services under applicable auditor independence rules or (ii) the Audit Committee of the Board determines that it does not want the Accounting Firm to perform such services because of auditor independence concerns or (iii) the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Board shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If payments are reduced to the Safe Harbor Cap, the Accounting Firm shall provide a reasonable opinion to Executive that he or she is not required to report any Excise Tax on his or her federal income tax return. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such

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effect, and to the effect that failure to report the Excise Tax, if any, on Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The determination by the Accounting Firm shall be binding upon the Company and Executive.
3.    Delay of Payments. If the Company determines that Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and that, as a result of such status, any portion of the severance payment under this Agreement would be subject to additional taxation, the Company will delay paying any portion of such severance payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months).
4.    Term and Termination. This Agreement is effective as of the date first hereinabove written and shall terminate on October 24, 2022, unless automatically renewed. This Agreement shall automatically renew for additional periods of one (1) year each unless written notice is provided by Company to Executive of Company’s election not to renew this Agreement at least sixty (60) days prior to the end of the original or any extended term. Company agrees that its obligations under this Agreement shall survive the expiration or termination of this Agreement for a period of twelve (12) months following any Change in Control occurring prior to termination/non-renewal of this Agreement. For the avoidance of doubt, any Change in Control that occurs after termination or non-renewal of this Agreement shall not trigger any payments or obligations by Company to Executive under this Agreement.
5.    Golden Parachute Limitation. Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act.
6.    Payments on Executive’s Death. If Executive dies and any amounts are or become payable under this Agreement, the Company will pay those amounts to Executive’s estate.
7.    Entire Agreement. This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between Executive and the Company or the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Company and Executive.
8.    Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California, except to the extent that the provisions of federal law supersede California law, and the parties hereto submit to the jurisdiction of the courts of competent jurisdiction of the County of Fresno, State of California.
9.    Unfunded Agreement for ERISA Purposes. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

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[Signatures appear on the following page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.
                        UNITED SECURITY BANCSHARES

                        ______________________________
                    By:    Dennis R. Woods
                    Its:    President & Chief Executive Officer

                        EXECUTIVE
                        ______________________________
                        Porsche Saunders
                        First Vice President

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